UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 8, 2007
General Cable Corporation
(Exact name of Registrant as Specified in Charter)

Delaware	001-12983	06-1398235

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4 Tesseneer Drive, Highland Heights, Kentucky 41076-9753
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (859) 572-8000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     A copy of materials that the Company will present in connection with upcoming presentations is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The materials include certain non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to net income or other financial measures prepared in accordance with GAAP. A reconciliation of those financial measures to the most directly comparable GAAP measures is included in the presentation materials.
     In late February 2007, our Spanish subsidiary, Grupo General Cable Sistemas, S.A. and other cable suppliers received a complaint from the French Competition Council, which alleged participation by Grupo General Cable Sistemas, S.A. and the other cable suppliers in an agreement to restrain competition in a tender to a French utility in 2002. The Company is investigating the claims alleged in the complaint and believes, based on its investigation to date, that it has substantial defenses to the claims.
     The information in this Item 7.01 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits:
99.1	March 2007 Presentations.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION
Date: March 8, 2007	By:	/s/ Robert J. Siverd
		Name:	Robert J. Siverd
		Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	March 2007 Presentations.

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